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                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                 ($ in millions)

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

                                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                     SEPTEMBER 30                SEPTEMBER 30
                                                               ------------------------     -----------------------
                                                                  2001            2000        2001            2000
                                                               -----------       ------     ---------        ------
Earnings:

   Pretax income (loss)                                             $(75.4)      $ 27.3         $(69.6)      $137.4
   Add fixed charges:
       Interest on indebtedness                                       14.0         10.5           43.7         30.4
       Portion of rent representing the interest factor                1.6          1.8            4.8          4.3
       Accretion to face value of redeemable
             convertible preferred stock                                --           --             --          0.2
                                                                  --------       ------       --------       ------
   Sub-total of income (loss) as adjusted                            (59.8)        39.6          (21.1)       172.3
       Interest on fixed annuities and financial products            148.0        135.8          449.9        396.3
                                                                  --------       ------       --------       ------
   Total income as adjusted                                         $ 88.2       $175.4         $428.8       $568.6
                                                                  ========       ======       ========       ======

Fixed charges:

   Interest on indebtedness                                         $ 14.0       $ 10.5          $43.7        $30.4
   Portion of rent representing the interest factor                    1.6          1.8            4.8          4.3
   Accretion to face value of redeemable
          convertible preferred stock                                   --           --             --          0.2
                                                                  --------       ------       --------       ------
   Sub-total of fixed charges                                         15.6         12.3           48.5         34.9
   Interest on fixed annuities and financial products                148.0        135.8          449.9        396.3
                                                                  --------       ------       --------       ------
   Combined fixed charges                                            163.6        148.1          498.4        431.2
   Preferred stock dividends                                           0.6          0.2            1.1          0.9
                                                                  --------       ------       --------       ------
   Fixed charges and preferred stock dividends                      $164.2       $148.3         $499.5       $432.1
                                                                  ========       ======       ========       ======

Ratio of earnings to fixed charges:

   Excluding interest on fixed annuities and financial
      products                                                    (3.83) x       3.22 x       (0.44) x       4.94 x
                                                                  ========       ======       ========       ======

   Including interest on fixed annuities and financial
      products                                                      0.54 x       1.18 x         0.86 x       1.32 x
                                                                  ========       ======       ========       ======

Ratio of earnings to combined fixed charges and preferred stock dividends:

   Excluding interest on fixed annuities and financial
      products                                                    (3.69) x       3.17 x       (0.43) x       4.81 x
                                                                  ========       ======       ========       ======

   Including interest on fixed annuities and financial
      products                                                      0.54 x       1.18 x         0.86 x       1.32 x
                                                                  ========       ======       ========       ======
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